September 22, 2005

Michael P. Piazza
[address]

Ignis Petroleum Corporation
100 Crescent Court, 7th Floor
Dallas, Texas 75201

Re:	Letter agreement, dated April 21, 2005 (the “Letter Agreement”), by and between Ignis Petroleum Corporation (the “Subsidiary”) and Michael P. Piazza (“Employee”)

Ladies and Gentlemen:

Pursuant to the above referenced Letter Agreement, the Subsidiary agreed to issue up to 4,000,000 shares of common stock, par value $0.01 per share, of the Subsidiary to Employee under certain circumstances. Thereafter, the Subsidiary and its shareholders entered into the Stock Exchange Agreement, dated May 11, 2005 (the “Stock Exchange Agreement”), by and among Ignis Petroleum Group, Inc., f/k/a Sheer Ventures, Inc. (the “Company”), Doug Berry, Philipp Buschmann, Fraser Tod, Gareth David Ball, Stephen Macrow, Luke Duncan Robinson, Thomas Thompson and the Subsidiary, pursuant to which all 1,600,000 outstanding shares of common stock of the Subsidiary were exchanged for 1,600,000 shares of common stock, par value $0.001 per share, of the Company.

Upon the consummation of the transaction contemplated by the Stock Exchange Agreement (the “Exchange”), Borrower became a wholly-owned subsidiary of the Company. Since the Exchange, the Company has declared and paid a stock dividend whereby shareholders of the Company were issued five (5) additional shares of the Company’s common stock for each one (1) share of common stock outstanding (the “Stock Split”).

Each of the parties hereto agrees that Employee shall receive up to 4,000,000 shares of common stock of the Company rather than the Subsidiary in accordance with the terms of the Letter Agreement. Such number of shares issuable to Employee under the Letter Agreement shall not be adjusted based upon the Stock Split. Accordingly, the Letter Agreement is hereby amended to provide that the Company, rather than the Subsidiary, shall issue up to 4,000,000 shares of its common stock to Employee, subject to the conditions otherwise set forth in the Letter Agreement. Except as amended hereby, the Letter Agreement shall remain in full force and effect.

Michael P. Piazza
Ignis Petroleum Corporation
September 22, 2005

Employee understands that any shares of common stock of the Company issued to Employee pursuant to the Letter Agreement as amended hereby have not been registered with the Securities and Exchange Commission or any state securities board and, as such, the shares will not be freely tradable because they will be deemed restricted securities, as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and the regulations promulgated thereunder. Employee hereby consents to the placement of a legend on any certificate representing such shares indicating that the shares are restricted securities and that the shares may not be transferred without registration under the Securities Act or an applicable exemption therefrom.

Please indicate your acceptance of the terms of this letter agreement by signing a counterpart of this letter agreement in the space provided therefore below.

[Signature page follows.]

Michael P. Piazza
Ignis Petroleum Corporation
September 22, 2005

Sincerely,

THE COMPANY:

IGNIS PETROLEUM GROUP, INC.

By:	/s/ Philipp Buschmann
Name:	Philipp Buschmann
Title:	C.O.O.

Agreed and Consented to:

EMPLOYEE:

/s/ Michael P. Piazza
Michael P. Piazza
Date: 9-22-05

THE SUBSIDIARY:

IGNIS PETROLEUM CORPORATION

By:	/s/ Philipp Buschmann
Name:	Philipp Buschmann
Title:	C.O.O.
Date:	9/23/05